Exhibit 99.2

QuantumScape Reports First Quarter 2022 Financial Results

SAN JOSE, Calif. – April 26, 2022 – QuantumScape Corporation (NYSE: QS), a leader in the development of next-generation solid-state lithium-metal batteries for use in electric vehicles, today announced its financial results for the first quarter of 2022, which ended March 31.

The company posted a letter to shareholders on its Investor Relations website. It details first-quarter results and provides a business update.

QuantumScape will host a live webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, April 26, 2022. Participating on the call will be Jagdeep Singh, chief executive officer and co-founder, and Kevin Hettrich, chief financial officer, of QuantumScape.

The call is accessible via a live webcast on the Events section of the Investor Relations website, www.ir.quantumscape.com. An archive of the webcast will be available shortly after the call for 12 months.

About QuantumScape Corporation

QuantumScape is on a mission to transform energy storage with solid-state lithium-metal battery technology. The company’s next-generation batteries are designed to enable longer range, faster charging and enhanced safety in electric vehicles to support the transition away from legacy energy sources toward a lower carbon future. For more information, please visit www.quantumscape.com.

For Investors

John Saager, CFA

Head of Investor Relations

ir@quantumscape.com

For Media

media@quantumscape.com